EXHIBIT 99.1

[Piper Jaffray logo]                              Piper Jaffray Companies
                                                  800 Nicollet Mall
                                                  Minneapolis, MN 55402-7020

                                              Since 1895. Member SIPC and NYSE.
                                              ---------------------------------
                                              CONTACT
                                              Erin K. Freeman
                                              Public Affairs and Media Relations
                                              Piper Jaffray
                                              Tel: 415 277-1595





F O R   I M M E D I A T E   R E L E A S E

Piper Jaffray Completes Spin-Off from U.S. Bancorp

MINNEAPOLIS - December 31, 2003 - Today Piper Jaffray Companies (NYSE: PJC) completed the investment firm's spin-off from U.S. Bancorp, which was announced earlier this year. Shares of Piper Jaffray Companies common stock were distributed to U.S. Bancorp shareholders in the form of a tax-free stock dividend, which dividend was paid today in the amount of one one-hundredth of a share of Piper Jaffray's common stock for each share of U.S. Bancorp common stock held by U.S. Bancorp shareholders of record as of 5:00 p.m. EST on December 22, 2003. U.S. Bancorp shareholders will receive cash in lieu of any fractional shares of Piper Jaffray common stock resulting from the distribution.

"This is a truly momentous day in our firm's 109-year history," said Andrew Duff, chairman and chief executive officer of Piper Jaffray. "We are thrilled to be reestablishing ourselves as an independent public company - a company committed to serving clients based on the guiding principles of integrity, trust, partnership and community involvement."

Piper Jaffray is a client-focused securities firm dedicated to delivering superior financial advice, investment products and transaction execution within selected middle-market sectors of the financial services marketplace.

"We believe the middle market niche presents a unique opportunity to continue to grow a strong business platform," said Mr. Duff. "In our view, middle-market clients no longer receive consistent attention from some securities firms that have been acquired or have elected to target larger clients."

In completing its spin-off from U.S. Bancorp, Piper Jaffray plans to build employee ownership over time. Mr. Duff stated that he believes providing employees this opportunity

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is essential to attracting and retaining top talent, and directly enhances the quality of client service.

"Piper Jaffray has had an extensive history of giving back to the communities in which its employees work and live," said Mr. Duff. "We are deeply committed to building stronger communities through collaborative philanthropy, providing non-profits with financial support as well as our employees' time and expertise." The firm will announce specifics of the new community involvement program after the beginning of the New Year.

As previously announced, Mr. Duff is the chairman of the board and chief executive officer of Piper Jaffray Companies, with Addison L. (Tad) Piper serving as vice chairman of the firm. Other individuals named to Piper Jaffray's board include Michael R. Francis, executive vice president, Marketing for Target Corporation; B. Kristine Johnson, president and managing partner of Affinity Capital Management; Samuel L. Kaplan, partner with the law firm of Kaplan, Strangis and Kaplan, P.A.; Frank L. Sims, corporate vice president, Transportation and Product Assurance for Cargill, Inc.; and Richard A. Zona, chairman and chief executive officer of Zona Financial LLC.

Headquartered in Minneapolis, Piper Jaffray is a client-focused securities firm dedicated to delivering superior financial advice, investment products and transaction execution within selected sectors of the financial services marketplace. The company operates through two primary revenue-generating segments - Capital Markets and Private Client Services. Investment Research, an independent group reporting to the CEO, supports clients of both segments. The firm serves corporations, government and non-profit entities, and institutional investors on a national basis and serves the financial advisory needs of private individuals predominantly across the western half of the United States. The firm has over 2900 employees in 123 offices in 23 states across the country and in London, England. For more information about Piper Jaffray, visit us online at www.piperjaffray.com.

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FORWARD-LOOKING STATEMENTS.

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the future prospects of Piper Jaffray Companies. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following (1) following our spin off from U.S. Bancorp, we may experience increased costs resulting from decreased purchasing power and size compared to that provided by our association with U.S. Bancorp prior to the spin off, (2) we will compete with U.S. Bancorp with respect to clients we both serviced prior to the spin off and may not be able to retain these clients, (3) the continued ownership of U.S. Bancorp common stock and options by our executive officers and some of our directors will create, or will appear to create, conflicts of interest, (4) we have agreed to certain restrictions to preserve the tax treatment of the spin off, which reduce our strategic and operating flexibility, (5) we have agreed to indemnify U.S. Bancorp for taxes and related losses resulting from any actions we take that cause the spin off to fail to qualify as a tax-free transaction, (6) developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, our business and profitability, (7) we may not be able to compete successfully with other companies in the financial services industry, (8) our underwriting and market-making activities may place our capital at risk, (9) an inability to readily divest or transfer trading positions may result in financial losses to our business, (10) use of derivative instruments as part of our risk management techniques may place our capital at risk, while our risk management techniques themselves may not fully mitigate our market risk exposure, (11) an inability to access capital readily or on terms favorable to us could impair our ability to fund operations and could jeopardize our financial condition, (12) our data processing, financial and accounting systems are critical components of our operations and the failure of those systems may disrupt our business, cause financial loss and constrain our growth, (13) our business is subject to extensive regulation which limits our business activities, and a significant regulatory action against our company may have a material adverse financial effect or cause significant reputational harm, (14) regulatory capital requirements may adversely affect our ability to expand or maintain present levels of our business or impair our ability to meet our financial obligations,
(15) our exposure to legal liability is significant, and could lead to substantial damages and restrictions on our business going forward, (16) we

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may suffer losses if our reputation is harmed, and (17) other factors identified in the "Risk Factors" section and elsewhere in our Registration Statement on Form 10 and in our subsequent reports filed with the SEC. These reports are available at our website at www.piperjaffray.com and at the SEC's website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

(C)2003 Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020